UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2006, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied”) amended the Applied Materials, Inc. Employee Stock Incentive Plan (the “Plan”) to change the grant date for annual stock option grants to non-employee directors. Pursuant to the terms of the Plan, non-employee directors who serve on the Board for the entire fiscal year automatically receive an annual stock option grant under the Plan (the “Automatic Grant”). Prior to the amendment, the Automatic Grant was granted on the last business day of each of Applied’s fiscal years. The Committee approved an amendment that changes the grant date of the Automatic Grant from the last business day of Applied’s fiscal year to the first business day of Applied’s subsequent fiscal year. The amendment will be effective immediately so that Automatic Grants for fiscal year 2006 will be granted on October 30, 2006 (the first business day of fiscal year 2007) rather than October 27, 2006 (the last business day of fiscal year 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: September 13, 2006	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary